Exhibit (a)(5)(C)

Mannitarians,

On behalf of the board of directors and leadership team I am excited to share a major milestone in MannKind’s journey: today we have entered into a definitive merger agreement to acquire scPharmaceuticals, a company with deep expertise in cardiorenal care and a shared commitment to patient-centric innovation.

This acquisition marks a pivotal moment for our company—a testament to the resilience and dedication of our team. We should all be proud of the hard work that has enabled us to grow and seize new opportunities. By integrating scPharmaceuticals’ team we will be expanding our reach and drug device combination capabilities while accelerating growth. With the addition of FUROSCIX® to our portfolio we will now be treating fluid overload in both chronic heart failure (CHF) and chronic kidney disease (CKD). What may not be as visible is the strong complementary relationship with diabetes – a large percentage of patients with CHF and CKD are also living with diabetes.

As part of this anticipated integration, we plan to form a Cardiometabolic Business, which will integrate the cardiorenal and endocrine groups together. This strategic alignment strengthens our company’s focus on cardiometabolic and orphan lung diseases, positioning us to help even more patients with serious unmet medical needs.

Once the transaction is completed, we will warmly welcome many new colleagues from scPharmaceuticals and look forward to the innovation, collaboration, and shared purpose ahead—until then, and pending the satisfaction of customary closing conditions and receipt of transaction-related regulatory approvals, we will remain separate, independent companies and it is business as usual for all of us. With continued progress in our orphan lung programs, expansion of endocrine ahead of the pediatrics indication, and the addition of scPharmaceuticals, MannKind is on track to reach nearly 600 team members by the end of 2025.

To learn more, we invite you to read the press release on our corporate website and zoom into the Company meeting at 2:15 p.m. (ET), where we’ll discuss this exciting chapter. A calendar invite will be sent via Outlook shortly. We are also hosting an investor call at 8:30 a.m. (ET) if you would like to listen in.

Let’s take a moment to celebrate our continued growth, and the bright future we’re creating together to help patients.

Mike

Additional Information about the Transaction and Where to Find It

The tender offer described in this communication (the Offer) has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of scPharmaceuticals or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the U.S. Securities and Exchange Commission (SEC) by MannKind and Seacoast Merger Sub, Inc.

(Purchaser), and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by scPharmaceuticals. The offer to purchase shares of scPharmaceuticals common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by scPharmaceuticals under the “Investor Relations” section of scPharmaceuticals’ website at www.scPharmaceuticals.com.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “goal” and similar expressions. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of scPharmaceuticals and the expected benefits therefrom, including expanding MannKind’s reach and drug device combination capabilities while accelerating growth, strengthening its focus on cardiometabolic and orphan lung diseases and positioning it to help even more patients with serious unmet medical needs; plans to integrate scPharmaceuticals’ team; plans to form a cardiometabolic business; MannKind being on track to reach nearly 600 team members by the end of 2025; and other statements that are not historical facts. These forward-looking statements are based on MannKind’s and scPharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to MannKind’s ability to complete the transaction on the proposed terms and schedule, or at all; whether the various conditions to the consummation of the transaction under the merger agreement will be satisfied or waived; whether stockholders of scPharmaceuticals tender sufficient shares in the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; risks related to MannKind’s ability to meet the conditions to draw down the funding from the Blackstone credit facility to fund the transaction; the outcome of legal proceedings that may be instituted against MannKind, scPharmaceuticals and/or others relating to the transaction and the risk that such legal proceedings may result in significant costs of defense, indemnification and liability; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the risk that MannKind will not be able to retain the employees of scPharmaceuticals following the closing of the transaction given the at-will nature of their employment; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks related to future opportunities and plans for scPharmaceuticals and its products and product candidates, including uncertainty of the expected financial performance of scPharmaceuticals and its products and product candidates and the possibility that the milestone payments related to the contingent value right will never be achieved and that no milestone payment may be made; the possibility that if scPharmaceuticals does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of MannKind’s shares could decline; as well as other risks related to MannKind’s and scPharmaceuticals’ businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in MannKind’s and scPharmaceuticals’ respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC. MannKind and scPharmaceuticals undertake no duty or obligation to update any forward-looking statements contained in this communication as a result of new information, future events or changes in their expectations, except as required by law.